Exhibit 10.13

CONTRACT FOR THE TRANSFER OF FOREST LAND USE RIGHT

AND OF THE OWNERSHIP OF TIMBERS

Party A: Shukun Jiang, Shubao Jiang (Party A), residents of Pinshan County, A’cheng District, Harbin

Party B: Harbin Yew Technology Development Co. Ltd. (Party B)

Through mutual negotiation, Party A agrees to transfer to Party B the forest land of 150 mu (250 mu in effect), the timber use right, the ownership of yew forest as well as the buildings on the north side of Dalizi Mountain.

The price for transfer amounts to 2,370,000 yuan, with 690,000 yuan for the transfer of the forestry land, 1,600,000 yuan for 20, 000 yew plants at 80 yuan per tree and 80, 000 yuan for one building facilities.

The metes and bounds extend to Zhang Qingfa (Lu Mannan) on the east, Caocai Forestry Land on the west. There is a hill road on the south and a wetland on the north.

Upon the payment of the transfer price, Party B shall possess the forest land use right and the ownership of timbers and building facilities.

This Contract is signed through negotiation of both Parties and neither Party shall be entitled to unilaterally rescind this Agreement. The Contract shall come into effect upon the execution by both Parties. This Contract is made in two original copies with each Party hereto holding one copy.

Party A (Signature): Shukun Jiang, Shubao Jiang

Party B: Harbin Yew Technology & Development Co. Ltd.

Legal Representative (Signature): Zhiguo Wang

January 18th, 2008